SCHEDULE 14C INFORMATION

                    Information Statement Pursuant to Section
                        14(c) of the Securities Exchange
                                   Act of 1934



Check the appropriate box:

[ ]     Preliminary Information Statement

[ ] Confidential, for use of the Commission Only (as permitted by Rule 14c-d(d)(2))

[x]     Definitive Information Statement

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                           LIMELIGHT MEDIA GROUP, INC
                (Name of Registrant As Specified In Its Charter)
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Payment of Filing Fee (Check the appropriate box)

[X]     No Fee Required

[ ]     Fee computed on table below per Exchange Act Rules 14c-5(g) and
        0-11

1)      Title of each class of securities to which transaction applies: N/A

        Aggregate number of securities to which transaction applies: N/A

2) Per Unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined) : N/A

3)      Proposed maximum aggregate value of transaction: N/A 1)


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4) Total fee paid: N/A

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[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid: $0

2)       Form, Schedule or Registration Statement No.: N/A

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4)       Date Filed: N/A


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                           LIMELIGHT MEDIA GROUP, INC.
                       8000 Centerview Parkway, Suite 115
                                Cordova, TN 38018

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                              INFORMATION STATEMENT


                 WE ARE NOT ASKING YOU FOR A PROXY STATEMENT AND
                      YOU ARE REQUESTED NOT TO SEND A PROXY

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Approximate date of Mailing of this Information Statement: Nov 29, 2004


TO ALL STOCKHOLDERS:

         NOTICE is hereby given that the Company will take the following actions pursuant to Written Consent of the Majority Shareholders of Limelight Media Group, Inc.:

1. To increase the authorization limit to 250,000,000 shares of common stock from the current limit of 100,000,000 shares

2.       To approve the members of the Board of Directors as follows:
         a. David V. Lott
         b. Philip A. Worack

         The Board of Directors has fixed the close of business on Nov 29, 2004, as the Record Date for determining the Shareholders entitled to Notice of the foregoing.

         The costs of preparing, printing, and mailing this Information Statement will be borne by the Company.


THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.


                                                 /s/ David V. Lott
                                                 ------------------------------
                                                 David V. Lott
                                                 Its: Secretary
                                                 Date: Nov 29, 2004

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                                  INTRODUCTION

         This Information Statement is being furnished by the Board of Directors of Limelight Media Group, Inc. (the "Company"), to stockholders in connection with actions taken by certain Shareholders by Consent Without Meeting pursuant to Nevada Revised Statutes 78.320(2) and 78.207. The Board of Directors have adopted a resolution to amend the Articles of Incorporation to increase the authorization limit on common stock from 100 million to 250 million shares. The Board believes the increase in necessary to meet obligations by the company and allow sufficient shares in the authorization limit for the company to operate. Currently all shares available to the company are obligated under various agreements. .

                               DISSENTER'S RIGHTS

         The Nevada Revised Statutes does not provide for dissenter's rights in connection with these actions taken.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         No director, executive officer, nominee for election as a director, associate of any director, nominee for election as an executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendments which is not shared by all other stockholders.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         As of the Record Date, the Company's authorized capitalization consisted of 100,000,000 shares of stock, par value $.001. As of the Record Date, there were 100,000,000 shares of Common Stock issued and outstanding, all of which were entitled to vote, and 0 shares of preferred stock outstanding. Each share of Common stock entitles its holder to one vote on each matter submitted to the Shareholder.

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         The following table sets forth, as of the Record Date, the number of shares of Common Stock of the Company owned by (i) each person who is known by the Company to own of record or beneficially five percent (5%) or more of the Company's outstanding shares, (ii) each director of the Company, (iii) each of the executive officers, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the Shareholders has sole voting and investment power with respect to the shares beneficially owned.


Name and Address               Number of Shares of Common Stock   Percentage of
of Beneficial Owner            Beneficially Owned                 Class
-------------------            ------------------                 -----

David V. Lott Living                13,139,390                       13.1%
Trust. (Officer/Director)
1701 Tall Forrest Lane
Collierville TN  38017

Phil A. Worack                         740,000                         .7%
5245 S. Danube
Centennial, CO 80015

Officers and Directors              13,879,390                       13.8%
As a Group

5% Owner
--------
Peter G. Kertes                      5,000,000                        5.0%
16400 NE 31 Ave
No. Miami Beach, FL 33160

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                             ADDITIONAL INFORMATION


         Additional information concerning the Company, including all reports filed with the Securities and Exchange Commission, may be accessed through the Securities and Exchange Commission's EDGAR archives at www.sec.gov.


                                             By Order of the Board of Directors


                                             /s/ David V. Lott
                                             -----------------
                                             David V. Lott, Director



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